ASSET / INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This ASSET/INTELLECTUAL PROPERTY  PURCHASE AGREEMENT (“Agreement'') is entered into on this 17th day of April, 2014, with an effective date of May 5, 2014 (“Effective Date''), simultaneously at San Diego, California, and Belize City, Belize between Microelectronics Technology Corporation , a publicly-traded Nevada Corporation listed on the Pink Sheets under the symbol MELY (hereinafter referred to as “MELY''), and Classic Capital Inc., a privately held Belize Holding Company, Belize.( hereinafter referred to as CCI.)

WHEREAS,   MELY is a publicly traded company in the business of Cloud Computing and Cloud server rentals in addition to other internet technologies,

WHEREAS, Seller is the owner of certain intellectual property assets related to Bitcoin mining Bitcoin pool development and operation and Bitcoin server development and administration. (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not produced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, databases and documentation), in each case to the extent that Seller has any rights (as owner or licensee) therein or thereto, as well as all (vi) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information) (collectively the “IP Assets”); and

AND WHEREAS, MELY desires to purchase from CCI and CCI desires to sell to MELY, on the terms and subject to the conditions of this Agreement, substantially all of the tangible assets related to its entire Bitcoin businesses.

NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the Parties agree as follows.

ARTICLE I

PURCHASE AND SALE OF IP ASSETS

1.1 Sale of Assets. Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as defined in Section 1.3), free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever, the IP Assets as listed on Exhibit "A" attached hereto and incorporated by reference herein, as well as all other IP Assets owned by the Seller or by CCI that are related to the field of its Bitcoin mining businesses.

1.2 Consideration. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Seller herein contained and in full consideration of such sale, conveyance, transfer, assignment and delivery of the IP Assets to Buyer, Buyer agrees to pay to the Seller the amount of $250,000.00 on the Closing Date, this fee also includes a fee for the perpetual and exclusive commercial license to the Sellers’ mining pool software source code.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be May 5, 2014 (the "Closing Date).

Payment shall be made on the following terms:

MELY shall at closing, issue a convertible promissory note in the amount of $150,000.00 with the following terms:

12 month term 8% convertible into common at 70% of the fifteen day average price prior to conversion.

$100,000.00 payable in two installments,

$50,000.00 due May 31, 2014

$50,000.00 due June 30, 2014

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1 Ownership of the IP Assets. Seller is the record and beneficial owner of the IP Assets free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever. Seller is not subject to, or a party to, any Articles of Organization or Operating Agreement provisions, membership control agreements, buy-sell agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the sale or other disposition of the IP Assets.

2.2 Authority of Seller. Seller has full and unrestricted legal right, power and authority to enter into this Agreement, and to sell, assign, transfer, and deliver to Buyer valid, lawful and marketable title to the IP Assets to be sold, assigned and transferred by Seller pursuant to this Agreement. Seller represents that neither the execution and delivery of this Agreement or any other agreements contemplated hereby nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of, or result in default or loss of a benefit under, or permit the acceleration of any obligation under, any judgment, order, decree, mortgage, contract, agreement, deed of trust, indenture, lease or other instrument or any federal, state or local statute, law, ordinance, rule, or regulation applicable to Seller or any of his assets or property or business.

2.3 Title. Upon delivery to Buyer of the bill of sale for the IP Assets, Buyer will acquire lawful, valid and marketable title to the IP Assets free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

2.4 Prohibitions of Transactions. Seller is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

2.5

Infringement.  The conduct of Seller’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any intellectual property rights of any third party or any confidentiality obligation owed to a third party, and the IP Assets of Seller which are necessary for the conduct of Seller’s business as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to Seller’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any IP Assets of Seller and Seller’s use of any intellectual property owned by a third party. Seller has not received any communications alleging that Seller has violated or, by conducting its business as presently proposed, would violate any of the intellectual property of any other person, nor is Seller aware that any person has violated or, by conducting its business as presently proposed, would violate any of the IP Assets of Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

3.1 Approval. Buyer has all necessary corporate power and is duly authorized to purchase, acquire and accept the IP Assets as specified in this Agreement. Buyer has taken all action required to authorize and approve the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

3.2 Prohibitions of Transactions. Buyer is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

ARTICLE IV

CLOSING DOCUMENTS

4.1 Deliveries of Seller. Seller shall deliver to Buyer on the Closing Date all of the following, executed as appropriate:

(a) A Bill of Sale transferring title to all of the IP Assets to Buyer in the form of Exhibit "B" attached hereto and incorporated by reference herein.

4.2 Deliveries of Buyer. Buyer shall deliver to Seller on May 31, 2014 certified funds in the amount of $50,000, or as other set forth in Section 1.3.

ARTICLE V

INDEMNIFICATION

5.1 By Seller. Seller shall indemnify and hold Buyer harmless from any and all claims, liabilities and obligations, including reasonable attorneys' fees and costs arising from the IP Assets prior to the Closing, except to the extent caused by any misrepresentation of Buyer or by the breach of its obligations under this Agreement, including its exhibits and schedules, and any misrepresentation breach of this Agreement including, but not limited to, the breach of representations, warranties, and covenants made hereunder.

5.2 Claims. After becoming aware of a claim for indemnification under this Article V, the Indemnified Party shall give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided, however, that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations under this Article V except to the extent (if any) that the Indemnifying Party shall have been actually prejudiced thereby. If the Indemnified Party does not receive an objection in writing (a "Notice of Disagreement") to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim, and no later objection by the Indemnifying Party shall be permitted. If the Indemnifying Party agrees that it has an indemnification obligation but objects in a timely-delivered Notice of Disagreement that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Party's claim for the difference.

ARTICLE VI

MISCELLANEOUS

6.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to Seller or Buyer in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby.

6.2  Expenses. Seller and Buyer will each pay all of their respective legal and other expenses incurred in the preparation of this Agreement and the performance of the terms and conditions hereof.

6.4 Governing Law/Arbitration. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without regard to principals of conflicts of laws. Any dispute arising under this Agreement shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be conducted in Reno, Nevada.

6.5 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

6.6 Severability of Invalid Provision. If anyone or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

6.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

6.8 Section Headings. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

6.10 Waiver. Waiver by any party hereunder of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

6.11 Non-exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

6.12 Notices. All notices, requests, consents and other communications required or permitted hereunder must be in writing and must be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:

If to Seller:

Classic Capital Inc.

Suite 153, 9 Coconut Drive

San Pedro, Ambergris Caye

Belize.

If to Buyer:

MicroElectronics Technology Company

1155 Camino Del Mar, #172,

Del Mar, CA 92014

Or to such other address as Seller or Buyer may specify to the other by written notice, and such notices and other communications will be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

6.13 Further Assurances. The Parties agree to cooperate fully with each other and execute such further instruments, documents, and agreements and to give such further written assurances, as may be reasonably requested by either party, to better evidence and consummate the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

6.14 Time is of the Essence. Time IS of the essence in the performance of this Agreement.

6.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto on the day and year first above written.

SELLER:

Classic Capital Inc.

/s/ Paula Psyllakis

By: Paula Psyllakis

Title: President

BUYER:

Microelectronics Technology Company

/s/ Brett Everett

By: Brett Everett

Title: President

EXHIBIT A

IP ASSETS

The following IP Assets shall be transferred to Buyer and the following tasks shall be completed as a condition of Closing :

BTCMining Pool Acqusition and Development

Debian linux server setup, configuration, deployment

Mysql database set up and configuration, deployment

NGIX web server set up and configuration, deployment

Memcached advanced memory caching setup, deployment

Sendgrid account for pool mailing integration

Bitcoin linux CLI wallet setup and sync to block chain

MPos front end for mining pool

Bitcoin miners hardware sourcing

Bitcoin mining machines config, cgminer config

 Advanced Caching and network security

Cloudflare sign up and configuration

Update name server records to point to cloud flare MX record changes etc

Cloud flare caching set up and testing

Cloud flare security setup (sql injection, XSS) web application firewall rules for wordpress framework

Misc

Logos and graphics

Domain Names

Trade Names currently utilized.